UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 1, 2013

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-15491	57-0923789
(State or other	(Commission File Number)	(IRS Employer
jurisdiction)		Identification No.)

2835 KEMET Way, Simpsonville, SC	29681
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRS 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 2.01 Completion of Acquisitions or Disposition of Assets

On February 1, 2013, KEMET Corporation (the “Company”) announced that KEMET Electronics Corporation (“KEC”), its wholly owned subsidiary, has completed its previously announced acquisition of an approximately 34% economic interest with a 51% voting common stock interest in NEC TOKIN Corporation (“NT”), a manufacturer of tantalum capacitors, electro-magnetic, electro-mechanical and access devices, and a subsidiary of NEC Corporation of Japan (“NEC”).  KEC paid a purchase price of $50.0 million for new shares of common stock of NT.  In connection with the closing and pursuant to the stockholders agreement entered into on March 12, 2012 and effective February 1, 2013 with NT and NEC, KEC holds four of seven director positions on the NT board; however, NEC is provided with significant board minority rights. KEC also has rights to purchase additional shares of NT common stock pursuant to an option agreement entered into on March 12, 2012 with NEC.  The Company previously disclosed the acquisition and related definitive agreements in a Current Report on Form 8-K, dated as of March 15, 2012.

Item 9.01 Financial Statements and Exhibits

(a)          Financial Statements of Business Acquired

The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b)          Pro Forma Financial Information

The Company will file any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(c)           Shell Company Transaction

Not applicable.

(d)          Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated February 1, 2013, issued by the Company.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 7, 2013	KEMET Corporation

/s/ William M. Lowe, Jr.
William M. Lowe, Jr.
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated February 1, 2013, issued by the Company.